                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option/Stock Issuance Plan (as amended and restated as of April 8, 1997 and March 12, 1998 and November 3, 1998) of Radiance Medical Systems, Inc. (formerly CardioVascular Dynamics, Inc.) and the 1997 Stock Option Plan (as amended as of June 15, 1998) of (the former) Radiance Medical Systems, Inc. of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of CardioVascular Dynamics, Inc. included in its Annual Report Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference in this Registration Statement of our report dated May 8, 1998, with respect to the financial statements of Radiance Medical Systems, Inc. as of December 31, 1997, incorporated by reference into the Registration Statement (Form S-3 No. 333-71053) that is incorporated by reference herein.


                                        Ernst & Young LLP

Orange County, CA
February 17, 1999